SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Washington Federal, Inc.

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EXPLANATORY NOTE
Washington Federal, Inc. (the “Company”) is hereby revising Proposal #4 in the proxy statement dated December 11, 2015 for the Annual Meeting of Stockholders to be held on Wednesday, January 20, 2016 at 2:00 p.m., Pacific Time, at Benaroya Hall, 200 University St., Seattle, WA 98101.
Based on input from certain of its stockholders over one phrase in the proposed amendment to the Company’s Restated Articles of Incorporation, as amended, (the "Articles Amendment") which would have the effect of eliminating some conditions to indemnification for directors and officers, the Company is revising Proposal #4, the Articles Amendment, to revise the proposed indemnification provisions set forth therein by deleting the following phrase in Article 8(a) “without regard to the limitations in RCW 23B.08.510 through 23B.08.550 or 23B.09.560(2).” The revised amendment requires a determination by the Company’s board that indemnification of directors or officers seeking indemnification is permissible because the director or officer met certain standards of conduct provided for under Washington law.
The foregoing is only a summary of the Amendment, and is qualified in its entirety by reference to the full Amendment, the revised version of which is set forth below.
There are no other changes to the proxy statement or the proposals set forth therein.
The affirmative vote of a majority of the outstanding Common Shares is required to approve Proposal No. 4.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY STOCKHOLDERS FOR THE AMENDMENT TO THE RESTATED ARTICLES OF AMENDMENT, AS DESCRIBED IN THE PROXY STATEMENT AND THIS PROXY SUPPLEMENT.
If you have any questions, please do not hesitate to contact the Company.

A revised draft of the amendment showing the changes is set forth below:

Articles Amendment
ARTICLES OF AMENDMENT
TO
RESTATED ARTICLES OF INCORPORATION, AS AMENDED
OF
WASHINGTON FEDERAL, INC.

Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act (the “Act”), the following Articles of Amendment to the Restated Articles of Incorporation, as amended, are herewith submitted for filing.
1.The name of the corporation is: Washington Federal, Inc. (hereinafter referred to as the “Corporation”).

2.Articles 8 and 9 are hereby added to the Restated Articles of Incorporation, as amended, as follows:

Article 8.    Indemnification of Directors, Officers, Employees and Agents. The capitalized terms in this Article 8 shall have the meanings set forth in RCW 23B.08.500.
(a)    The Corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Corporation or who, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law~~, without regard to the limitations in RCW 23B.08.510 through 23B.08.550 or 23B.08.560(2)~~; provided that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled.
(b)    The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the

Corporation or, who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.
(c)    If, after the effective date of this Article 8, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act.
(d)    To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article 8 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article 8 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article 8 shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.
(e)    If any provision of this Article 8 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article ~~7~~8 and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.
Article 9.    Limitation of Directors’ Liability. To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Article 8 shall not adversely affect a director of this corporation with respect to any conduct of such director occurring prior to such amendment or repeal.
3.This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

4.The date of adoption of the amendment was January , 2016.

5.The amendment was approved by the Board of Directors on October 26, 2015, ~~and~~ a modification to the amendment was approved by the Board of Directors on January 11, 2016, and the amendment was approved by the shareholders on January ____, 2016, in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

6.This amendment will be effective upon filing.

Dated this ____ day of ____________, 2016.

Washington Federal, Inc.

By:
Roy M. Whitehead
President and CEO